UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012
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CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-34146 (Commission File Number)	20-3594554 (IRS Employer Identification No.)
601 West Riverside Ave., Suite 1100
Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 344-5900
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2012, Clearwater Paper Corporation announced that John D. Hertz will become Senior Vice President, Finance and Chief Financial Officer, effective August 6, 2012.  Mr. Hertz will replace Johnathan D. Hunter, in his capacity as Interim Chief Financial Officer.  Mr. Hunter’s role and title remains as Vice President and Controller for the Company.

The Company and Mr. Hertz entered into an employment offer letter (the “Offer Letter”) providing for, among other things, an annual base salary of $400,000 per year.  His 2012 target cash bonus under the Company’s annual incentive award plan will be 65% of his base salary, prorated for the portion of the 2012 calendar year that Mr. Hertz participates in the plan. Upon his joining the Company, Mr. Hertz will receive 20,000 restricted stock units (“RSUs”), which will vest ratably over four years beginning on the first anniversary of the initiation of his employment. He will also receive a prorated award under the Company’s long-term incentive award plan for the period 2012 through 2014 with a target value of approximately $192,000, 75% of which will be in the form of performance shares, which will be settled in shares of Company stock ranging from zero to two times the initial stock award depending on the Company’s relative total stockholder return during such period compared to a peer group of companies, and 25% in RSUs, which vest on December 31, 2014.

Mr.  Hertz will participate in the Company’s Severance Program for Executive Employees (as described in the Company’s most recent proxy statement), except that he will not receive an excise tax gross-up if his employment terminates within two years of a change of control of the Company.  In addition to the regular benefits provided for under the Company’s Relocation Policy, Mr. Hertz also will be entitled to reimbursement of up to $200,000 of a loss upon the sale of this primary residence in connection with his relocation to Spokane, Washington.

Prior to joining Clearwater Paper, Mr. Hertz, age 45, was the Vice President and Chief Financial Officer, of Novellus Systems, Inc. a position he held from June 2010 to June 2012. Previously he served as Novellus’ Vice President of Corporate Finance and Principal Accounting Officer, a position he held from October 2007 to June 2010. Mr. Hertz joined Novellus in June 2007 as Vice President and Corporate Controller. Prior to joining Novellus Systems, Inc., Mr.  Hertz worked for Intel Corporation, from 2000 to 2007 where he held a number of positions, including Central Finance Controller of the Digital Enterprise Group, Finance Controller of the Enterprise Platform Services Division and Accounting Policy Controller. Prior to joining Intel, Mr.  Hertz was a Senior Manager with KPMG. Mr.  Hertz received his Bachelor of Science in Business with an accounting emphasis from Montana State University and was a Practice Fellow at the Financial Accounting Standards Board from July 1998 to June 2000.

A copy of the press release announcing the appointment of Mr. Hertz is attached hereto as Exhibit 99.1.  A copy of the Offer Letter will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Item 9.01.            Financial Statements and Exhibits

(d)  Exhibits.

       99.1      Press release issued by Clearwater Paper Corporation, dated June 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 26, 2012

CLEARWATER PAPER CORPORATION

		By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

Exhibit No.                 Description

99.1                              Press release of Clearwater Paper Corporation dated June 26, 2012.